UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2009

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2009, the Compensation Committee of the Board of Directors of Pfizer Inc. approved special cash and equity awards to Frank D’Amelio, our Senior Vice President and Chief Financial Officer, and Ian Read, our Senior Vice President and Group President, Pfizer BioPharmaceutical Businesses, to recognize their performance and leadership in connection with the successful completion of the acquisition of Wyeth on October 15, 2009.  The Committee determined that these executives, in addition to carrying out their normal, ongoing responsibilities, devoted extraordinary efforts and made extraordinary contributions in addressing critical components of the transaction. These included obtaining permanent debt financing during an unprecedented global financial crisis and making organizational, leadership and staffing decisions that have positioned Pfizer to integrate the two companies promptly and begin realizing the substantial projected benefits of the combination following the closing of the transaction.

The value of Mr. D’Amelio’s award is $1,200,000, and the value of Mr.  Read’s award is $1,000,000.  The awards have three components.  50% of the award value was paid in cash on October 26, 2009 and is subject to repayment by the executive if the executive’s employment is terminated for cause or he voluntarily terminates employment prior to October 30, 2010.

25% of the award value will be paid in the form of Restricted Stock Units (“RSUs”) to be granted on October 30, 2009 under our 2004 Stock Plan, as Amended and Restated (the “Plan”), based upon the fair market value of Pfizer common stock on that date.  Consistent with Pfizer practice, the RSUs will vest in full on the third anniversary of the grant date (provided the executive remains in the continuous employ of Pfizer until that anniversary date) and will earn dividend equivalents that will be reinvested in the form of additional RSUs (subject to vesting of the underlying RSU).  Upon vesting, RSUs will settle in shares of Pfizer common stock.

The remaining 25% of the award value will be paid in the form of Total Shareholder Return Units (“TSRUs”) to be granted on October 30, 2009 under the Plan.  The grant value of the TSRUs will be based upon the fair market value of Pfizer common stock on the grant date, using the Monte Carlo simulation modeling tool.  Consistent with Pfizer practice, the TSRUs will vest in full on the third anniversary of the grant date (provided the executive remains in the continuous employ of Pfizer until that anniversary date)  and will settle in shares of Pfizer common stock on the fifth anniversary of the grant date .  The value of the Pfizer shares, if any, to be delivered under a TSRU equals the change in the price of Pfizer common stock from the grant date to the fifth anniversary of the grant date plus dividend equivalents paid during that period. If the difference in stock price is negative, the accumulated dividend equivalents are reduced, in part or in whole, by the amount of the shortfall.

Additional information regarding RSUs and TSRUs can be found in the Compensation Discussion and Analysis included in Pfizer’s Proxy Statement dated March 12, 2009 (pages 51-52 and 55-56).

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10	Form of Special Award Letter Agreement

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Matthew Lepore Matthew Lepore
Title: Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel
Dated: October 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
10	Form of Special Award Letter Agreement